     As filed with the Securities and Exchange Commission on April 11, 2001
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              MILLENNIUM CELL INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-3726792
                      (I.R.S. Employer Identification No.)

    1 INDUSTRIAL WAY WEST, EATONTOWN, NEW JERSEY             07724
      (Address of Principal Executive Offices)             (Zip Code)





                              MILLENNIUM CELL INC.
                              401(K) PLAN AND TRUST
                            (Full Title of the Plan)



                                 STEPHEN S. TANG
                             CHIEF EXECUTIVE OFFICER
                              MILLENNIUM CELL INC.
                              1 INDUSTRIAL WAY WEST
                           EATONTOWN, NEW JERSEY 07724
                     (Name and Address of Agent for Service)

                                 (732) 542-4000
          (Telephone Number, Including Area Code, of Agent For Service)



                         CALCULATION OF REGISTRATION FEE



                                                                    PROPOSED
                                                                    MAXIMUM               PROPOSED
                                               AMOUNT TO BE         OFFERING              MAXIMUM             AMOUNT OF
          TITLE OF SECURITIES                    REGISTERED           PRICE               AGGREGATE         REGISTRATION
           TO BE REGISTERED                         (1)            PER SHARE (2)       OFFERING PRICE            FEE

Common stock, par value $.001 per
share.............................................125,000             $6.61               $826,250               $207


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of common stock which may be issued by reason of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of the common stock on April 9, 2001, as reported on the NASDAQ National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Millennium Cell Inc. 401(k) Plan and Trust. This document and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute the Section 10(a) Prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Millennium Cell Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000; and

         (2) The description of the Registrant's Common Stock contained in the registration statement on Form 8-A filed under the Securities and Exchange Act of 1934 on July 19, 2000.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our certificate of incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the federal securities laws and does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. Our by-laws provide that directors and officers shall be, and in the discretion of our board of directors, non-officer employees may be, indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on our behalf. Our by-laws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders or otherwise. We currently hold an insurance policy insuring our directors and officers against certain liabilities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us as described above, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. At present, there is no pending material litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.


EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
5.1             Opinion of Baker & McKenzie.

10.1            Millennium Cell Inc. 401(k) Plan and Trust.

23.1 Consent of Baker & McKenzie -- contained in the opinion appearing as Exhibit 5.1.

23.2            Consent of Ernst & Young LLP.

24.1 Power of Attorney (included as part of the signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the

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
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eatontown, state of New Jersey, on this 11th day of April, 2001.

                           MILLENNIUM CELL INC.


                           By:          /s/  Stephen S. Tang
                                ------------------------------------------------
                                 Name:     Stephen S. Tang
                                 Title:    Chief Executive Officer and President



                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen S. Tang and Norman R. Harpster, Jr., or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                               TITLE                                  DATE
                   ---------                                               -----                                  -----
  /s/           Stephen S. Tang                       Chief Executive Officer, President and Director        April 11, 2001
  -----------------------------
                Stephen S. Tang
                                                   Chief Financial Officer and Vice-President -- Finance     April 11, 2001
  /s/       Norman R. Harpster, Jr.                                  and Administration
  ---------------------------------
            Norman R. Harpster, Jr.

  /s/           John D. Giolli                                           Controller                          April 11, 2001
  ----------------------------
                John D. Giolli
                                                       Vice President -- Chief Scientific Advisor and        April 11, 2001
  /s/         Steven C. Amendola                                          Director
  ------------------------------
              Steven C. Amendola

  /s/          G. Chris Andersen                                          Director                           April 11, 2001
  ------------------------------
               G. Chris Andersen

  /s/          Kenneth R. Baker                                           Director                           April 11, 2001
  -----------------------------
               Kenneth R. Baker


  /s/           William H. Fike                                           Director                           April 11, 2001
  -----------------------------
                William H. Fike

  /s/        Alexander MacLachlan                                         Director                           April 11, 2001
  -------------------------------
             Alexander MacLachlan

  /s/           Zoltan Merszei                                            Director                           April 11, 2001
  ----------------------------
                Zoltan Merszei

  /s/            H. David Ramm                                            Director                           April 11, 2001
  ----------------------------
                 H. David Ramm

  /s/          James L. Rawlings                                          Director                           April 11, 2001
  ------------------------------
               James L. Rawlings

           Pursuant to the requirements of the Securities Act, the Plan Administrator of the Millennium Cell Inc. 401(k) Plan and Trust has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eatontown, state of New Jersey, on this 11th day of April, 2001.

                                 MILLENNIUM CELL INC. 401(k) PLAN AND TRUST


                                 By:     /s/ Norman R. Harpster, Jr.
                                    --------------------------------------------
                                    Name:    Norman R. Harpster, Jr.
                                   Title:    Chief Financial Officer and
                                             Vice-President -- Finance and
                                             Administration

                                  EXHIBIT INDEX


EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
5.1             Opinion of Baker & McKenzie.

10.1            Millennium Cell Inc. 401(k) Plan and Trust.

23.1 Consent of Baker & McKenzie -- contained in the opinion appearing as Exhibit 5.1.

23.2            Consent of Ernst & Young LLP.

24.1 Power of Attorney (included as part of the signature page of this Registration Statement).





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